Exhibit 99.1

PROXY

ALPHA STAR ACQUISITION CORPORATION

100 Church Street, 8th Floor

New York, NY 10004

(332) 233-4356

EXTRAORDINARY MEETING OF SHAREHOLDERS

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [  ], 2025

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [  ], 2025, in connection with the Extraordinary General Meeting and at any adjournments thereof (the “Extraordinary General Meeting”) to be held at [  ] Eastern Time on [  ], 2025 at the offices of Han Kun LLP, at 620 Fifth Avenue, 2nd Floor, Rockefeller Center, New York, NY10020 and hereby appoints Zhe Zhang and Guojian Chen, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Alpha Star Acquisition Corporation (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, 2, 3, 4, 5, 6 and 7.

PROPOSAL 1: The Business Combination Proposal

To consider and vote upon, as an ordinary resolution, a proposal to approve and authorize the Business Combination Agreement, dated as of September 12, 2024, by and among Alpha Star, Xdata Group (“PubCo”), a Cayman Islands exempted company, and OU XDATA GROUP (“XDATA”), a company incorporated in Estonia (as may be amended from time to time, the “Business Combination Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, as amended by the Supplemental Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A-1, and the transactions contemplated therein (the “Business Combination”), including the Business Combination whereby Alpha Star will merge with and into PubCo (the “Reincorporation Merger”), with PubCo surviving the Reincorporation Merger as the holding and listed company, and immediately thereafter and as part of the same overall transaction, PubCo (as the surviving company of the Reincorporation Merger) will acquire the shares, representing in the aggregate 100% (on an as-converted and fully diluted basis) of the shares issued and outstanding, of XDATA, resulting in XDATA being a wholly owned subsidiary of PubCo, in exchange for certain number of shares of PubCo (the “Share Exchange,” together with the Reincorporation Merger, the “Business Combination”).

For	Against	Abstain
☐	☐	☐

PROPOSAL 2: The Reincorporation Merger Proposal

To consider and vote upon, as a special resolution, a proposal to approve and authorize the Reincorporation Merger, the Plan of Merger, substantially in the form attached to this proxy statement/prospectus as Annex D and any and all transactions provided for in the Plan of Merger.

For	Against	Abstain
☐	☐	☐

PROPOSAL 3: The Nasdaq Listing Proposal

To consider and vote upon, as an ordinary resolution, a proposal to approve, the issuance of securities in connection with the Business Combination in order to comply with Nasdaq Listing Rules 56535(a), (b) and (d).

For	Against	Abstain
☐	☐	☐

PROPOSAL 4: The Governance Proposal

To consider and vote upon, as an ordinary resolution, a proposal to approve and adopt (i) the amended and restated memorandum and articles of association of PubCo in the form attached to this proxy statement/prospectus as Annex B; and (ii) the new name by PubCo as “Xdata Group”.

For	Against	Abstain
☐	☐	☐

PROPOSAL 5: The Incentive Plan Proposal

To consider and vote upon, as an ordinary resolution, a proposal to approve the adoption by PubCo, as the surviving entity of the Reincorporation Merger, the Incentive Plan in the form attached to this proxy statement/prospectus as Annex C with effect from the closing of the Business Combination.

For	Against	Abstain
☐	☐	☐

PROPOSAL 6: The Director Appointment Proposal

To consider and vote upon, as an ordinary resolution, a proposal to approve the appointment of five (5) directors of PubCo, namely Roman Eloshvili, Panagiotis Georgiou, Patrick Swint, Cataldo Castagna and Ariel Sergio Davidoff, assuming the Business Combination Proposal, the Reincorporation Merger Proposal and the Nasdaq Listing Proposal are all approved, effective upon the Closing.

For All	Withhold All	For All Except
☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:

PROPOSAL 7: The Adjournment Proposal

To consider and vote upon, as an ordinary resolution, a proposal to adjourn the Extraordinary General Meeting to a later date or dates to be determined by the chairman of the Extraordinary General Meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Reincorporation Merger Proposal, the Nasdaq Listing Proposal, the Governance Proposal, the Incentive Plan Proposal or the Director Appointment Proposal or for such other reasons as may reasonably be determined by the chairman of the Extraordinary General Meeting.

For	Against	Abstain
☐	☐	☐

Please indicate if you intend to attend this Meeting ☐ YES ☐ NO

Signature of Shareholder:

Date:

Name shares held in (Please print):	Account Number (if any):

No. of Shares Entitled to Vote:	Stock Certificate Number(s):

Note:	Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO VSTOCK TRANSER LLC. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3, 4, 5, 6 AND 7 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.